                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated January 17, 2000 (except with respect to the matter discussed in Note 3(b), as to which the date is February 4, 2000) included in Concord Communications, Inc.'s Form 8-K/A filed with the U.S. Securities and Exchange Commission on May 3, 2000, and to all references to our Firm incorporated by reference in this registration statement. Our report dated January 17, 2000 included in Concord's Form 10-K for the year ended December 31, 1999 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.


                                        /s/ Arthur Andersen LLP
                                        --------------------------------
                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
June 26, 2000